Exhibit 99.1

                                  NEWS RELEASE

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                                                     Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

Global Entertainment Corporation                        Rudy R. Miller, Chairman
1600 North Desert Drive, Suite 301                              The Miller Group
Tempe, Arizona 85281                          Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net


                    GLOBAL ENTERTAINMENT CORPORATION REPORTS
          REVENUE IMPROVED IN THIRD QUARTER AND NINE-MONTHS FISCAL 2009

TEMPE, ARIZONA,  APRIL 14, 2009 -- GLOBAL ENTERTAINMENT  CORPORATION (NYSE AMEX:
GEE) -today reported revenue in both the third quarter and the nine-months fiscal 2009 ended February 28, 2009 were up over the prior year results.

Revenue improvement in the three-month period ended February 28, 2009, was derived from several segments of the company's diversified revenue streams.
Project management fees that included fees on projects in progress in Independence, Missouri (started February 2008), Allen, Texas (started June 2008) and the Wenatchee, Washington project, recognized on a percentage of completion basis, were up 87.1% to $0.2 million for the third quarter ended February 28, 2009, compared to $0.1 million in the prior fiscal year. Facility management fees increased 36.3%, to $1.1 million in the third quarter ended February 28, 2009, compared to $0.8 million in the three-month period ended February 29, 2008. The $0.3 million year-over-year increase in fees resulting from the opening of the Wenatchee, Washington facility in October 2008, was offset by a decline in fees from management of the Rio Rancho, New Mexico, which ended in January 2009. Providing a new source of revenue for the company, concession revenue was $0.3 million for the three-month period ended February 28, 2009 and transfer of a license, not a regularly recurring event, provided revenue of $0.4 million for the three-month period ended February 28, 2009. A loss from continuing operations of $0.1 million, $0.02 per share, was reported for the third quarter ended February 28, 2009, compared to income from continuing operations of $0.1 million for third quarter ended February 29, 2008.

Revenue for the nine-month period of fiscal 2009 showed a slight improvement of 0.5% to $9.13 million from $9.09 million for the prior fiscal year. The increase in project management fees of $1.1 million and the new concession revenue source of $0.4 million were offset by declines in other revenue segments. For the nine-month period ended February 28, 2009, the company reported a loss from continuing operations of $0.5 million, or $0.08 per share, compared to the loss from continuing operations of $1.8 million, or $0.28 per share, for the same

Global Entertainment Corporation Reports Revenue Improved in Third Quarter and Nine-Months Fiscal 2009
April 14, 2009
Page 2


nine-month period in the prior fiscal year that included $1.1 million in additional legal, settlement and severance costs.

"In the third quarter we experienced solid operating results from our two projects under construction (Independence, Missouri and Allen, Texas). We also received a portion of the project development fees under an agreement previously announced in January 2009 for an events center project scheduled in Dodge City, Kansas. Given the current economic climate however we have seen a decrease in sales from the decline in the number of events held at our events centers under our facility management agreements as well as a decline in attendance at events and venues. This also negatively impacts our ticketing revenue from those facilities. Ticketing done on a national level as an independent, full-service ticketing company has also declined. We continue to monitor closely our general operating costs to keep them aligned with operational requirements," Richard Kozuback, president and chief executive officer said.

Kozuback continued, "We are preparing for the topping off ceremony, a milestone in any major construction project, for the Independence, Missouri and Allen, Texas projects later this month staying on time for their projected openings in November 2009. Upon completion, these two facilities will produce multiple revenue generating opportunities for our company through multi-year facility management agreements and exclusive ticketing service agreements for all events."

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
      www.coliseums.com                                    www.GetTix.net

Global Entertainment Corporation is an integrated events and entertainment company focused on mid-size communities that is engaged, through its six wholly owned subsidiaries, in sports management, multi-purpose events and entertainment centers and related real estate development, facility and venue management and marketing and venue ticketing. GLOBAL PROPERTIES I, in correlation with arena development projects, works to maximize value and develop potential new properties. INTERNATIONAL COLISEUMS COMPANY (ICC) serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates arena operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS (GEMS) pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (GETTIX.NET) is a ticketing company for sports and entertainment venues. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC., through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states.

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

Global Entertainment Corporation Reports Revenue Improved in Third Quarter and Nine-Months Fiscal 2009
April 14, 2009
Page 3


     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-K for the year ended May 31, 2008, as filed with the Securities and Exchange Commission.


                            FINANCIAL TABLE FOLLOWS:

Global Entertainment Corporation Reports Revenue Improved in Third Quarter and Nine-Months Fiscal 2009
April 14, 2009
Page 4


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                     February 28,       May 31,
                                                        2009             2008
                                                      --------         --------
ASSETS

Current Assets:
  Cash and cash equivalents                           $  1,233         $    443
  Accounts receivable, net                               1,681            1,111
  Investment in Wenatchee project                           --           34,473
  Other current assets                                     498            2,406
                                                      --------         --------

      Total Current Assets                               3,412           38,433

Other Assets                                             1,773              931
                                                      --------         --------

      Total Assets                                    $  5,185         $ 39,364
                                                      ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities            $  2,037         $  8,468
  Notes payable                                            109           27,220
  Other liabilities                                        238              257
                                                      --------         --------

      Total Current Liabilities                          2,384           35,945

Notes payable and other long-term liabilities              214              297
                                                      --------         --------

      Total Liabilities                                  2,598           36,242
                                                      --------         --------
Stockholders' Equity:
  Common stock                                               7                7
  Paid-in capital                                       10,953           10,930
  Accumulated deficit                                   (8,373)          (7,815)
                                                      --------         --------

      Total Stockholders' Equity                         2,587            3,122
                                                      --------         --------

      Total Liabilities and Stockholders' Equity      $  5,185         $ 39,364
                                                      ========         ========

Global Entertainment Corporation Reports Revenue Improved in Third Quarter and Nine-Months Fiscal 2009
April 14, 2009
Page 4


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                     (in thousands except per share amounts)

                                                  For the Three Months Ended            For the Nine Months Ended
                                                -------------------------------      -------------------------------
                                                February 28,       February 29,      February 28,       February 29,
                                                   2009               2008              2009               2008
                                                -----------        -----------       -----------        -----------
Revenue                                         $     3,537        $     3,037       $     9,127        $     9,086
Expenses                                              3,620              2,995             9,234             11,057
                                                -----------        -----------       -----------        -----------
Income (loss) from operations                           (83)                42              (107)            (1,971)
                                                        (59)                --              (403)                48
Other income (expense)
                                                -----------        -----------       -----------        -----------
Income (loss) from continuing
 operations before income taxes                        (142)                42              (510)            (1,923)

Income tax benefit                                       --                107                --                107
                                                -----------        -----------       -----------        -----------
Income (loss) from continuing                          (142)               149              (510)            (1,816)
 operations

Loss from discontinued operations,
  net of income taxes                                    --                (72)              (48)              (218)
                                                -----------        -----------       -----------        -----------

Net income (loss)                               $      (142)       $        77       $      (558)       $    (2,034)
                                                ===========        ===========       ===========        ===========

Earnings (loss) per common share - Diluted:
  Income (loss) from continuing operations      $     (0.02)       $      0.02       $     (0.08)       $     (0.28)
  Loss from discontinued operations                      --              (0.01)               --              (0.03)
                                                -----------        -----------       -----------        -----------

   Net income (loss)                            $     (0.02)       $      0.01       $     (0.08)       $     (0.31)
                                                ===========        ===========       ===========        ===========
Weighted average number of common shares
outstanding:
  Diluted                                         6,627,112          6,542,004         6,626,072          6,518,491


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